Exhibit 21
SUBSIDIARIES OF OLIN CORPORATION1
(As of December 31, 2022)

Company	Shareholders/Members	% Ownership	Jurisdiction
Blue Cube Holding LLC	Blue Cube Spinco LLC	100	DE
Blue Cube Intermediate Holding 2 LLC	Blue Cube International Holdings LLC	100	DE
Blue Cube International Holdings LLC	Blue Cube Spinco LLC	100	DE
Blue Cube IP LLC	Blue Cube Holding LLC	100	DE
Blue Cube Operations LLC	Blue Cube Holding LLC	100	DE
Blue Cube Spinco LLC	Olin	100	DE
Blue Water Alliance JV, LLC	Olin	100	DE
Henderson Groundwater LLC	Pioneer Americas LLC has a 1/3 ownership in this limited liability company that will be treated as a partnership for income tax purposes	33	NV
HPCM LLC	K. A. Steel Chemicals Inc.	100	DE
Hunt Trading Co.	Olin	100	MO
Imperial West Chemical Co.	Pioneer Companies, LLC	100	NV
K. A. Steel Chemicals Inc.	Olin	100	DE
K. A. Steel International Inc.	K. A. Steel Chemicals Inc.	100	DE
KAS Muscatine LLC	K. A. Steel Chemicals Inc.	100	IA
KNA California, Inc. (see footnote 2)	Imperial West Chemical Co.	100	DE
KWT, Inc.	Pioneer Water Technologies, Inc.	100	DE
Monarch Brass & Copper Corp.	Olin	100	NY
Monarch Brass & Copper of New England Corp.	Monarch Brass & Copper Corp.	100	RI
New Haven Copper Company	Monarch Brass & Copper Corp.	100	CT
Niloco Global Holdings LLC	Olin	100	DE
Niloco Hydrogen Holdings LLC	Olin	100	DE
Olin Benefits Management, Inc.	Olin	100	CA
Olin Business Holdings	Olin; Olin Engineered Systems, Inc.; Pioneer Americas LLC	62.05 36.15 1.80	DE
Olin Chlor Alkali Logistics Inc.	Olin Corporation	100	DE
Olin Chlorine 7, LLC	Blue Cube Holding LLC	100	DE
Olin Engineered Systems, Inc.	Olin	100	DE
Olin Far East, Limited	Olin	100	DE
Olin Finance Company, LLC	Olin	100	DE
Olin Financial Services Inc.	Olin	100	DE
Olin Funding Company LLC	Olin	100	DE
Olin North American Holdings, Inc.	Olin	100	DE
Olin Russellville Cell Technologies LLC	Blue Cube Operations LLC	100	DE
Olin Winchester, LLC	Olin	100	DE
Pioneer Americas LLC	Olin Canada ULC	100	DE
Pioneer Companies, LLC	Olin North American Holdings, Inc.	100	DE
Pioneer (East), Inc.	Pioneer Companies, LLC	100	DE
Pioneer Licensing, Inc.	Pioneer Companies, LLC	100	DE
Pioneer Transportation LLC	Olin Business Holdings	100	DE
Pioneer Water Technologies, Inc.	Pioneer Companies, LLC	100	DE
Ravenna Arsenal, Inc.	Olin	100	OH
TriOlin, LLC	Olin	100	DE
Waterbury Rolling Mills, Inc.	Monarch Brass & Copper Corp.	100	CT
Winchester Ammunition, Inc.	Olin Winchester, LLC	100	DE
Winchester Defense, LLC	Olin	100	DE
INTERNATIONAL
3229897 Nova Scotia Co.	Blue Cube Holding LLC	100	Nova Scotia, Canada

BC Switzerland GmbH	Nedastra Holding B.V.	100	Switzerland
Blue Cube Australia Pty Ltd	Blue Cube Chemicals Singapore Pte. Ltd.	100	Australia
Blue Cube Brasil Comércio de Produtos Químicos Ltda. (see footnote 3 for Subordinates)	Nedastra Holding B.V.	100	Brazil
Blue Cube Chemicals Hong Kong Limited	Blue Cube Chemicals Singapore Pte. Ltd.	100	Hong Kong
Blue Cube Chemicals India Private Limited	Blue Cube Chemicals Singapore Pte. Ltd. (41,259,999 equity shares) Blue Cube Chemicals Hong Kong Limited (1 equity share)	100	India
Blue Cube Chemicals Italy S.r.l.	Nedastra Holding B.V.	100	Italy
Blue Cube Chemical Korea Ltd.	Blue Cube Chemicals Singapore Pte. Ltd.	100	Korea
Blue Cube Chemicals Singapore Pte. Ltd.	Nedastra Holding B.V.	100	Singapore
Blue Cube Chemicals Singapore Pte. Ltd. Taiwan Branch	Blue Cube Chemicals Singapore Pte. Ltd.	100	Taiwan
Blue Cube Chemicals South Africa Pty Ltd	Nedastra Holding B.V.	100	South Africa
Blue Cube Chemicals (UK) Limited	Nedastra Holding B.V.	100	United Kingdom
Blue Cube Chemicals (Zhangjiagang) Co., Ltd.	Blue Cube Chemicals Singapore Pte. Ltd.	100	China
Blue Cube Chemicals (Zhangjiagang) Co., Ltd. Shanghai Branch	Blue Cube Chemicals (Zhangjiagang) Co., Ltd.	100	China
Blue Cube Denmark ApS	Nedastra Holding B.V.	100	Denmark
Blue Cube Germany Assets GmbH & Co. KG	Blue Cube Germany Assets Management GmbH (General partner); Nedastra Holding B.V. (Limited partner)	0 100	Germany
Blue Cube Germany Assets Management GmbH	Nedastra Holding B.V.	100	Germany
Blue Cube Japan LLC	Blue Cube Chemicals Singapore Pte. Ltd.	100	Japan
Blue Cube Mexico, S. de R.L. de C.V.	Blue Cube Holding LLC; 2% minority interest owned by Blue Cube Operations LLC	98 02	Mexico
Blue Cube Netherlands B.V.	Olin International Holdings Limited	100	Netherlands
Blue Cube Rasha OOO	Nedastra Holding B.V.; Blue Cube Netherlands B.V.	99.995 0.005	Russia
Blue Cube (Thailand) Company Limited	Blue Cube Holding LLC; Blue Cube Operations LLC; Blue Cube IP LLC	99.998 0.001 0.001	Thailand
Blue Cube (Thailand) Company Limited Hong Kong Branch	Blue Cube (Thailand) Company Limited	100	Hong Kong
Blue Cube Turkey Kimyasal Ürünler Limited Şirketi	Nedastra Holding B.V.	100	Turkey
Blue Water Alliance JV LLP	Niloco Global Holdings LLC Olin Corporation	51 49	United Kingdom
CANSO Chemicals Limited	Olin Canada ULC; Northern Pulp is the other 50% owner (Pioneer related)	50 50	Nova Scotia, Canada
Nedastra Holding B.V.	Olin International Holdings Limited	100	Netherlands
Niloco Cyprus Limited	Olin International Holdings Limited	100	Cyprus
Nutmeg Insurance Limited	Olin	100	Bermuda
Olin Canada ULC	Olin North American Holdings, Inc.	100	Nova Scotia, Canada
Olin Germany AP LTP GmbH	Blue Cube Germany Assets GmbH & Co. KG	100	Germany
Olin Germany Upstream GmbH & Co. KG	Blue Cube Germany Assets GmbH & Co. KG	100	Germany
Olin Hunt Specialty Products S.r.l.	Olin; Hunt Trading Co.	99 01	Italy
Olin International Holdings Limited	Blue Cube Intermediate Holding 2 LLC	100	United Kingdom
Winchester Australia Limited	Olin	100	Australia

Footnotes:
1	Omitted from the following list are the names of certain subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary
2	In California only, this entity conducts business under the name of Kemwater KNA California, Inc.
3
Subordinates of Blue Cube Brasil Comércio de Produtos Químicos Ltda.:
•    Sâo Paulo Branch of Blue Cube Brasil Comércio de Produtos Químicos Ltda.
•    Bahia Branch of Blue Cube Brasil Comércio de Produtos Químicos Ltda. (Caustic Soda)
•    Paraná Branch of Blue Cube Brasil Comércio de Produtos Químicos Ltda. (Caustic Soda)